UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 28, 2021

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 28, 2021, the Board of Directors (the “Board”) of Credit Acceptance Corporation (the “Company”) authorized the repurchase of up to two million shares of the Company’s common stock in addition to the Board’s prior authorizations. The additional shares may be repurchased from time to time in the open market, through privately negotiated transactions, through block trades, pursuant to trading plans adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 or otherwise. The authorization does not have a specified expiration date. Accordingly, unless terminated earlier by resolution of the Board, the share repurchase program will expire when the Company has repurchased all shares authorized for repurchase thereunder.

As of September 28, 2021, there were 305,863 shares remaining under the prior repurchase authorization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: October 1, 2021	By:	/s/ Douglas W. Busk
Douglas W. Busk
Chief Treasury Officer